Exhibit 10.1

ROSENTHAL & ROSENTHAL, INC.
1370 Broadway
New York, NY  10018

October 29, 2015

Zoom Telephonics, Inc.
207 South Street
Boston, MA  02111

Ladies and Gentlemen:

Reference is made to the Financing Agreement entered into between us dated December 18, 2012, as amended and/or supplemented (the “Financing Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Financing Agreement.

This will confirm that the Financing Agreement is hereby amended:

1.	Effective October 1, 2015, as follows:

(a)	Section 3.4 is amended and restated in its entirety so as to read as follows:

“3.4    A statement of all of Lender's charges shall accompany each monthly statement of the Loan Account and such charges shall be payable by Borrower within 5 Business Days after receipt of such statement. In lieu of the separate payment of charges, Lender, at its option, shall have the right to debit the amount of such charges to Borrower's Loan Account, which charges shall be deemed to be first paid by amounts subsequently credited to the Loan Account. As more fully provided in Section 9.2 hereof, in no event shall the interest charges hereunder exceed the Maximum Rate.” ; and

2.	Effective December 1, 2015, as follows:

(a)	Section 1.22 is amended and restated in its entirety so as to read as follows:

“1.22. “Margin” shall mean two and one quarter percent (2.25%) per annum.”

(b)	Section 3.1 is amended and restated in its entirety so as to read as follows:

“3.1   Borrower agrees to pay to Lender each month interest (computed on the basis of the actual number of days elapsed over a year of 360 days) (a) on that portion of the average daily balances in the Loan Account during the preceding month that does not exceed the Loan Availability at a rate per annum (the "Effective Rate") equal to the Prime Rate plus the Margin and (b) on the amount of Over-advances, if any, at a rate of 3% per annum in excess of the Effective Rate. Any change in the effective interest rates due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate provided, that, with respect to Lender’s charges, no decrease in the Prime Rate below 3.25% per annum shall be given any effect.”

Except as hereinabove specifically set forth, all of the terms and conditions of the Financing Agreement shall remain in full force and effect and shall continue unmodified.

Very truly yours,

ROSENTHAL & ROSENTHAL, INC.

By: /s/Thomas D. Lauria
Thomas D. Lauria, Senior Vice President

Agreed:

ZOOM TELEPHONICS, INC.

By: /s/Frank Manning
Frank Manning, President and CEO